            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------------

                                          GIVE THE
                                          SOCIAL SECURITY
     FOR THIS TYPE OF ACCOUNT:            NUMBER OF --
------------------------------------------------------------------
  1. An individual's account              The individual
  2. Two or more individuals (joint       The actual owner of the
     account)                             account or, if combined
                                          funds, the first individual
                                          on the account (1)
  3. Custodian account of a minor         The minor (2)
     (Uniform Gift to Minors Act)
  4. a. The usual revocable savings       The grantor-trustee (1)
     trust account (grantor is also
        trustee)
     b. So-called trust account that is   The actual owner (1)
     not a legal or valid trust under
        State law
------------------------------------------------------------------
     FOR THIS TYPE OF ACCOUNT:            GIVE THE EMPLOYER
                                          IDENTIFICATION
                                          NUMBER OF --
------------------------------------------------------------------
  5. Sole proprietorship account          The Owner (3)
  6. A valid trust, estate, or pension    Legal entity (Do not
     trust                                furnish the identifying
                                          number of the personal
                                          representative or trustee
                                          unless the legal entity
                                          itself is not designated in
                                          the account title.) (4)
  7. Corporate account                    The Corporation
  8. Religious, charitable, or            The organization
     educational organization account
  9. Partnership account                  The partnership
 10. Association, club, or other tax-     The organization
     exempt organization
 11. A broker or registered nominee       The broker or nominee
 12. Account with the Department of       The public entity
     Agriculture in the name of a public
     entity (such as a State or local
     government, school district, or
     prison) that receives agricultural
     program payments

------------------------------------------------------------------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
- An organization exempt from tax under section 501(a), or an individual retirement plan or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
- The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
- An international organization or any agency, or instrumentality thereof.

Other Payees that may be Exempt from Backup Withholding include:
- A corporation.
- A financial institution.
- A registered dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.
- A real estate investment trust.
- A common trust fund operated by a bank under section 584(a).
- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
- An entity registered at all times under the Investment Company Act of 1940.
- A foreign central bank of issue.
- A futures commission merchant registered with the Commodity Futures Trade Commission.
- A middleman known in the investment community as a nominee.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
- Payments of patronage dividends where the amount received is not paid in money.
- Payments made by certain foreign organizations.
- Section 404(k) payments made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt interest dividends under section 852).
- Payments described in section 6049(b)(5) to nonresident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.
- Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER IN PART I, WRITE "EXEMPT" IN PART II, AND RETURN IT TO THE PAYER. SIGN AND DATE THE FORM IN PART II.

    Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A (a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of any underpayment attributable to the failure.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE